As filed with the Securities and Exchange Commission on March 22, 2002

Registration No.333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1233834

(State or other jurisdiction of	(I.R.S. Employer

incorporation or organization)	Identification No.)

One Mellon Center
500 Grant Street
Pittsburgh, Pennsylvania 15258-0001
(412) 234-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carl Krasik, Esquire
Secretary and Associate General Counsel
Mellon Financial Corporation
One Mellon Center
500 Grant Street
Pittsburgh, Pennsylvania 15258-0001
(412) 234-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

         Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of each class of	Amount to be	offering price per	Proposed maximum	Amount of
securities to be registered	registered	share (1)	aggregate price (1)	registration fee

Common Stock, $0.50 par value (2)	4,692,752 (3)	$39.90 (4)	$187,240,804.80	$17,226.15

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes preferred stock rights. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the common stock.

(3)	Plus such indeterminate number of additional securities as may be issuable as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of common stock.

(4)	Calculated in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low price of the common stock on March 18, 2002 as quoted on the New York Stock Exchange Composite Tape.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
FORWARD-LOOKING STATEMENTS
MELLON FINANCIAL CORPORATION
THE ACQUISITION
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
USE OF PROCEEDS
SELLING SHAREHOLDERS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses Of Issuance And Distribution
Item 15. Indemnification Of Directors And Officers
Item 16. Exhibits
Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX
Opinion and Consent of Carl Krasik, Esq.
Consent of Independent Accountants
Power of Attorney
Power of Attorney

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 22, 2002

PROSPECTUS

MELLON FINANCIAL CORPORATION

4,692,752 SHARES OF COMMON STOCK

($0.50 par value)

                           This prospectus relates to offers and sales from time to time by selling shareholders as described under “Plan of Distribution” of up to 4,692,752 shares of common stock, $0.50 par value, of Mellon Financial Corporation. The selling shareholders received these shares directly or indirectly from us as a result of our acquisition of Eagle Investment Systems Corp. We agreed to register our common stock for resale by them. The selling shareholders will receive all of the proceeds from sales of shares of our common stock covered by this prospectus, and we will not receive any of the proceeds. Our common stock trades on the New York Stock Exchange under the trading symbol “MEL”. On March      , 2002, the closing price of our common stock on the NYSE was $          per share.

                           We do not know when or how the selling shareholders intend to sell their shares of our common stock covered by this prospectus or what the price, terms or conditions of any sales will be. The selling shareholders may sell the shares at various times and in various types of transactions. See “Plan of Distribution” below. The prices at which the shares may be sold, and any commissions paid in connection with any sale, may vary from transaction to transaction. We understand that the Securities and Exchange Commission may, under certain circumstances, consider persons reselling any shares of our common stock and dealers or brokers handling a resale of shares of our common stock to be “underwriters” within the meaning of the Securities Act of 1933.

                           Subject to certain limits described under “The Acquisition,” we will bear all expenses incurred in connection with the registration of the shares of our common stock covered by this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

The date of this prospectus is March __, 2002.

WHERE YOU CAN FIND MORE INFORMATION

                           We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document that we file at the SEC’s public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also inspect our reports, proxy statements and other information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                           As required by the Securities Act of 1933, we filed a registration statement (No. 333-     ) with the SEC relating to the shares of common stock covered by this prospectus. This prospectus is a part of that registration statement which includes additional information. You may inspect and copy the registration statement at the SEC’s public reference room as described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                           The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement, and information that we file later with the SEC will automatically update and supersede information included or earlier incorporated by reference in this prospectus and any prospectus supplement. In all cases, you should rely on the later information over different information included or earlier incorporated by reference in this prospectus or any prospectus supplement. We incorporate by reference the documents listed below and additional documents that we may file with the SEC after the date of this prospectus and before completion of this offering. The documents include periodic reports like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as well as proxy statements. We incorporate by reference into this prospectus the following documents:

•	Annual Report on Form 10-K for the year ended December 31, 2001;

•	Current Reports on Form 8-K dated January 4, 2002, January 15, 2002 and January 31, 2002;

•	the description of the common stock contained in our registration statement on Form 8-A (File No. 1-7410) dated June 10, 1981, including any reports updating such description;

•	the description of the stock purchase rights set forth in the registration statement on Form 8-A/A, dated October 19, 1999, including any reports or amendments updating such description; and

•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before termination of this offering.

                           You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information.

                           You may request a copy of these filings at no cost by writing or telephoning us at the following address: Mellon Financial Corporation, One Mellon Center, Pittsburgh, Pennsylvania 15258-0001, Attention: Investor Relations Department (telephone number 412-234-5601).

FORWARD-LOOKING STATEMENTS

                           This prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus or any prospectus supplement may include forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events that may change based on various important factors (some of which are beyond our control). The forward-looking statements included or incorporated by reference on the date of the prospectus are subject to risks, uncertainties and assumptions, including, among other things:

•	changes in political and economic conditions;

•	competitive product and pricing pressures within our markets;

•	equity and fixed-income market fluctuations;

•	effects of the adoption of new accounting standards;

•	personal and corporate customers’ bankruptcies;

•	inflation;

•	acquisitions and integrations of acquired businesses;

•	technological change;

•	changes in law;

•	changes in fiscal, monetary, regulatory, trade and tax policies and laws;

•	monetary fluctuations;

•	success in gaining regulatory approvals when required;

•	success in the timely development of new products and services;

•	interest rate fluctuations;

•	consumer spending and saving habits; and

•	effects of recent and any further terrorist acts and results of the war on terrorism.

                           The Annual Report on Form 10-K for the year ended December 31, 2001 that we filed with the SEC contains, and later reports filed by us may contain, important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of our forward-looking statements and/or adversely affect our business, results of operations and financial position. These statements and discussions are, or may in the future be, incorporated herein by reference. Forward-looking statements speak only as of the date on which the statements were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement might not occur.

MELLON FINANCIAL CORPORATION

                           Mellon Financial Corporation is a global financial services company incorporated under the laws of Pennsylvania in August 1971 and registered under the Federal Bank Holding Company Act of 1956, as amended. We provide a comprehensive range of financial products and services in domestic and selected international markets. For corporations and institutions, we provide asset management, trust and custody, securities lending, foreign exchange, defined contribution and defined benefit services, fund administration, human resources consulting and outsourcing services, investor services and cash management. For relationship customers, we also provide credit and capital market services. For individual investors, we provide mutual funds, separately managed accounts, annuities, private wealth management and private banking.

                           Our asset management companies, which include The Dreyfus Corporation, Newton Investment Management, Founders Asset Management, LLC and Standish Mellon Asset Management Company LLC, as well as ten additional investment management boutiques, provide investment products in many asset classes and investment styles. Dreyfus, headquartered in New York, New York, serves primarily as an investment adviser and manager of mutual funds. Newton is a leading U.K.-based investment manager that provides investment management services to institutional, private and retail clients. Founders, headquartered in Denver, Colorado, is a manager of growth-oriented equity mutual funds and other investment portfolios. Standish Mellon is a Boston-based provider of investment management services to institutional clients. We provide retirement and benefits consulting services through Buck Consultants, Inc., which is headquartered in New York, New York, and shareholder services through Mellon Investor Services, LLC, which is headquartered in Ridgefield Park, New Jersey.

                           Mellon Bank, N.A., which has its executive offices in Pittsburgh, Pennsylvania, became our subsidiary in November 1972. With its predecessors, Mellon Bank has been in business since 1869. Our banking subsidiaries include Boston Safe Deposit and Trust Company (headquartered in Boston), Mellon United National Bank (headquartered in Miami), Mellon Bank (DE) National Association (headquartered in Wilmington, DE) and Mellon 1st Business Bank (headquartered in Los Angeles), in addition to Mellon Bank, N.A. They engage in trust and custody, investment management services, commercial banking and various securities-related activities. The deposits of our banking subsidiaries are insured by the Federal Deposit Insurance Corporation to the extent provided by law.

THE ACQUISITION

                           On November 14, 2001, we acquired Eagle Investment Systems Corp. under the terms of an Agreement and Plan of Reorganization, dated as of September 5, 2001, as amended, among Mellon, a newly formed subsidiary of Mellon, Eagle and the shareholders of Eagle. Under the terms of the agreement, Eagle merged into a subsidiary of Mellon and became our wholly-owned subsidiary. At the time of the merger and in exchange for their shares in Eagle, certain of the shareholders of Eagle received 4,692,752 shares of our common stock, of which 513,569 shares are being held in escrow in support of their indemnification obligations under the agreement. In addition, some of the Eagle shareholders received cash.

                           Under the terms of the agreement, we agreed, at our expense, to prepare and file with the SEC a registration statement to register shares of our common stock that the Eagle shareholders received under the agreement and to use our commercially reasonable efforts to cause the registration statement to become effective as soon as possible. We also agreed to use our commercially reasonable efforts to keep the registration statement effective until the selling shareholders sell all of the shares of our common stock that they or their predecessors received under the agreement or until they are able to do so under Rule 144(k) of the Securities Act of 1933. We agreed to pay all expenses incurred in connection with the registration and qualification of the shares of our common stock received by the Eagle shareholders under the agreement, including up to $15,000 of fees and expenses of one legal counsel for the selling shareholders. The selling shareholders will pay all of the fees and expenses of their legal counsel which exceed $15,000.

                           In addition, under the agreement, we agreed to indemnify those Eagle shareholders who are selling shareholders together with their officers, directors, partners and controlling persons, and the Eagle shareholders agreed to indemnify us, against certain liabilities. Our indemnification of them is for any losses suffered on account of material misstatements or omissions in this prospectus, including the documents incorporated by reference, other than information furnished by them. The Eagle shareholders’ indemnification relates only to information furnished by them. The indemnification also covers costs of defending against claims based upon alleged misstatements or omissions.

                           Until the registration statement is filed with the SEC and declared effective, the certificates for the shares will bear a legend restricting their transfer except in compliance with the registration requirements under the Securities Act of 1933.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

                           Our common stock is listed and traded on the NYSE under the symbol MEL. The following table sets forth for the periods indicated the high and the low sales prices of our common stock, as reported on the NYSE Composite Tape, and the cash dividends declared per share for the periods indicated.

		Sales Price Per Share		Dividends Per
		High	Low	Share

2000

	First Quarter	$35.13	$26.81	$.20

	Second Quarter	41.69	29.81	.22

	Third Quarter	47.31	36.31	.22

	Fourth Quarter	51.94	38.25	.22

2001

	First Quarter	51.63	34.97	.22

	Second Quarter	47.25	36.95	.24

	Third Quarter	35.59	27.75	.24

	Fourth Quarter	39.81	30.26	.12

2002

	First Quarter (Through March__)			.12

                           See the cover page of this prospectus or of any prospectus supplement for the last sales price of our common stock reported on the NYSE Composite Tape as of a recent date.

                           Dividends on our common stock will be determined in light of our results of operations, financial condition, regulatory constraints and other factors deemed relevant by our board of directors. Payments of dividends on our common stock are subject to any preferential rights which might be provided for under the rights of any of our outstanding preferred stock. See “Description of Capital Stock” below.

USE OF PROCEEDS

                           We will not receive any of the proceeds from the sale of the shares of common stock by the selling shareholders. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

SELLING SHAREHOLDERS

                           The following table provides information about the beneficial ownership of our common stock by the selling shareholders as of March 11, 2002 including the name of each selling shareholder; the number of shares of common stock beneficially owned by each selling shareholder; the number of shares of common stock being offered for sale by each selling shareholder; the number of shares and the percentage of common stock to be beneficially owned by each selling shareholder after the completion of the offering, if more than one percent; and any material relationship which each selling shareholder has had with Mellon during the past three years. The information provided in the table below with respect to each selling shareholder has been obtained from the selling shareholder, and we have not sought to verify this information.

	Number of Shares
	of Common Stock
	Beneficially Owned
	by the Selling	Number of Shares of	Shares Beneficially
	Shareholder	Common Stock	Owned After
Name of Selling Shareholder	Prior to the Offering	Offered	Offering(1)

Warburg, Pincus Equity Partners, L.P. (2)	2,777,383	2,777,383	0

Warburg, Pincus Netherlands Equity Partners I, CV(2)	88,171	88,171	0

Warburg, Pincus Netherlands Equity Partners II, CV(2)	58,781	58,781	0

Warburg, Pincus Netherlands Equity Partners III, CV(2)	14,696	14,696	0

John P. Riley(3)	601,275	601,275	0

David H. Palten(4)	182,530	182,530	0

Palten Family Limited Partnership(2)	268,427	268,427	0

Kevin F. Sullivan(5)	450,956	450,956	0

Louis D. Maiuri(6)	178,951	178,951	0

Joel R Harinstein(7)	35,791	35,791	0

Paul J. Andrews(8)	35,791	35,791	0

(1)	Assuming that all of the shares of common stock owned by each selling shareholder are sold.

(2)	One or more of the Warburg entities or the Palten Family Limited Partnership may distribute all or any portion of its shares of our common stock to its respective partners.

(3)	Mr. Riley serves as a Director and is the Chief Executive Officer of Eagle Investment Systems Corp., a wholly-owned subsidiary of Mellon.

(4)	Mr. Palten serves as a Director and is the President of Eagle.

(5)	Mr. Sullivan is the Chief Technology Officer of Eagle.

(6)	Mr. Maiuri is the Executive Vice President of Eagle.

(7)	Mr. Harinstein is a Vice President of Eagle.

(8)	Mr. Andrews is a Senior Vice President of Eagle.

DESCRIPTION OF CAPITAL STOCK

                           Our authorized capital stock is 800,000,000 shares of common stock, par value $.50 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. Our preferred stock may be issued in one or more series, with designations, preferences, limitations, voting rights, conversion privileges and other relative rights and terms as our board of directors may approve. As of February 28, 2002, 441,641,409 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

                           The discussion that follows describes our restated articles of incorporation, as amended, and our shareholder protection rights agreement, as amended.

Common Stock

         Voting Rights

                           The holders of our common stock are entitled to one vote for each share that they hold on all matters voted upon by shareholders. There is no cumulative voting. Holders of our common stock have no preemptive or subscription rights to purchase any additional shares of any class of our stock. Effective as of the 2002 annual meeting, our board of directors will consist of 15 members serving staggered terms, approximately one-third of whom are elected at each year’s annual meeting to serve a three-year term.

         Dividends

                           Holders of our common stock are entitled to receive dividends out of funds legally available at the time and in amounts that the board of directors may declare from time to time. Dividends on our common stock will be determined in light of our results of operations, financial condition, regulatory constraints and other factors deemed relevant by our board of directors. Dividends on our common stock are subject to the rights of holders of outstanding shares of any series of preferred stock.

         Rights Upon Liquidation

                           Upon the liquidation, dissolution or winding up of our company, holders of our common stock will be entitled to share ratably in all of our assets remaining after payments to all of our creditors and payments required to be made in respect of all outstanding shares of any series of preferred stock. See “Preferred Stock” below.

                           We are permitted under our articles of incorporation to consolidate or merge with another company, or sell, lease or exchange all or substantially all of our assets and distribute all or substantially all of the consideration for such sale to our shareholders (unless such consideration is cash) without being required to liquidate, dissolve or wind up the affairs of our company.

         Shareholder Protection Rights Agreement

                           We adopted a shareholder protection rights agreement on October 15, 1996, which we amended and restated on October 19, 1999, under which each holder of shares of our common stock receives one right for each share of common stock held. Each right is attached to each share of common stock, is not currently exercisable and trades only with the common stock. Each right will separate from the share of common stock to which it is attached and will become exercisable if a person or group acquires 15% or more of our common stock or ten days after a person or group commences a tender offer for our common stock that would result in ownership of 15% or more of our common stock. At that time, each right would entitle the holder to purchase for an exercise price of $135 one one-hundredth of a share of participating preferred stock, which is designed to have economic and voting rights generally equivalent to one share of common stock. If a person or group actually acquires 15% or more of our common stock, each right held by the acquiring person or group (or their transferees) will become void, and each right held by our other shareholders will entitle those holders to purchase for the exercise price a number of shares of our common stock having a market value of twice the exercise price. If we, at any time after a person or group has become a 15% beneficial owner and acquired control of our board of directors, are involved in a merger or similar transaction with any person or group or sell assets to any person or group, each outstanding right would then entitle its holder to purchase for the exercise price a number of shares of such other company having a market value of twice the exercise price. In addition, if any person or group acquires 15% or more of our common stock, we may, at our option and to the fullest extent permitted by law, exchange one share of common stock for each outstanding right. The rights are not exercisable until the above events occur and will expire on October 31, 2006, unless earlier exchanged or redeemed by us. We may redeem the rights for one cent per right under certain circumstances.

                           The existence of the shareholder protection rights agreement could make it more difficult for a third party to acquire control of us than if we did not have a shareholder protection rights agreement.

         Pennsylvania Anti-Takeover Law and Certain Articles of Incorporation and By-law Provisions

                           Under Pennsylvania law, we may not at any time engage, except in certain instances, in any business combination with any interested shareholder (a beneficial owner of more than 20% of the outstanding stock entitled to elect directors or an affiliate or associate of us who at any time within the previous five years was the beneficial owner of more than 20% of our outstanding stock entitled to elect directors, excluding, in each case, shares held continuously since January 1, 1983) other than a business combination (i) approved by our board of directors prior to the interested shareholder’s share acquisition date (or where the interested shareholder’s acquisition of shares was previously approved),

(ii)  approved by the affirmative vote of all of the holders of the outstanding common stock, (iii) approved by holders of a majority of the voting shares (excluding the shares held by the interested shareholder or any associate or affiliate thereof) at a meeting called for such purpose, no earlier than three months after the interested shareholder becomes the beneficial owner of at least 80% of our voting shares if the consideration payable to our shareholders in the business combination complies with certain fair price conditions specified by Pennsylvania law, (iv) approved by a majority of the votes of the shareholders entitled to vote (excluding the shares held by the interested shareholder or any associate or affiliate thereof) at a meeting called for such purpose not earlier than five years after the interested shareholder’s share acquisition date or (v) approved by a majority of the votes of the shareholders entitled to vote at a meeting called for such purpose not earlier than five years after the interested shareholder’s share acquisition date, if the business combination complies with certain fair price conditions specified by Pennsylvania law. The statute does not apply to business combinations with an interested shareholder who was the beneficial owner of at least 15% of our voting stock on March 23, 1988 and remains so to the share acquisition date of the interested shareholder.

                           Pennsylvania law requires any person who acquires the direct or indirect power to control the vote of at least 20% of the outstanding voting interests in us, to pay any other shareholder who exercises his rights under such law an amount equal to the fair value of the voting shares held by such other shareholder as of the date of the transaction pursuant to which the control person gained such control.

                           In addition, under our articles of incorporation and by-laws we have:

•	A staggered board of directors as described above so that it would take three successive annual meetings to replace all of our directors;

•	Advance notice requirements for shareholder proposals and nominations;

•	No provision permitting less than unanimous shareholder action through written consent;

•	A requirement that special meetings of shareholders be called only by our Chairman, President, Chief Executive Officer or board of directors;

•	Limitations on the ability of shareholders to amend, alter or repeal the by-laws;

•	Authority in the board of directors to issue, without shareholder approval, our preferred stock on the terms as our board of directors may determine; and

•	Limitations on the ability of shareholders to remove directors.

         Shares Outstanding

                           Our authorized capital stock includes 800,000,000 shares of common stock. As of February 28, 2002, approximately 441,641,409 shares of common stock were issued and outstanding. Our board of directors may issue authorized shares of our common stock without shareholder approval to anyone and for any amount as our board of directors may determine from time to time, unless shareholder approval is required by the rules of any stock exchange on which our securities may then be listed.

Miscellaneous

                           Our outstanding shares of common stock are fully paid and are not subject to further call or assessment. Our common stock does not have any sinking fund, conversion or redemption provisions. There is no restriction in our restated articles of incorporation on the repurchase of shares of common stock by us with funds legally available at the time.

                           Our common stock is currently listed and is traded on the NYSE, including the shares of common stock offered hereby. Mellon Investor Services, LLC is our transfer agent and registrar for our common stock.

Preferred Stock

                           In addition to the authorized shares of common stock, we have authorized 50,000,000 shares of preferred stock, par value $1.00 per share, which may be issued in one or more series from time to time on the terms and for the amounts of consideration as our board of directors determines. We may amend from time to time our articles of incorporation to increase the number of authorized shares of preferred stock with the affirmative vote of a majority of the votes cast by all holders of the outstanding shares of common stock. As of the date of this prospectus, there were no shares of preferred stock outstanding.

         Preference

                           Generally, any shares of preferred stock outstanding will have preference over and will be senior to the rights of our common stock with respect to the payment of dividends and the distribution of assets if we dissolve, liquidate or wind up our affairs.

PLAN OF DISTRIBUTION

                           Each selling shareholder may sell from time to time the shares of our common stock listed opposite his or its name under “Number of Shares of Common Stock Offered” in the “Selling Shareholders” table above. Each selling shareholder may transfer these shares to other persons in private sales or by gift, pledge or partnership distribution or other non-sale transactions. The term “selling shareholders” in this prospectus includes the persons who receive shares from other selling shareholders in this way and who may wish to sell such shares. Sales by selling shareholders may be made on the NYSE or other securities exchanges on which our common stock is traded, in the over-the-counter market or otherwise. The timing and amount of sales will likely depend on market conditions and other factors. The sale prices may be market prices prevailing at the time of sale, negotiated prices or fixed prices. Sales may involve:

•	sales to underwriters who will acquire shares for their own account and resell them,

•	block transactions in which a broker or dealer will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction,

•	purchases and resales by a broker or dealer as principal for its own account,

•	an exchange distribution in accordance with the rules of any stock exchange, and

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

                           Brokers and dealers may receive compensation from the selling shareholders or purchasers of shares, or both, in connection with these transactions and this compensation may be in excess of customary commissions. The selling shareholders and any other person that participates in the distribution of these shares may be deemed to be underwriters under the Securities Act.

                           If a selling shareholder engages an underwriter in connection with the sale of the shares, to the extent required, this prospectus will be supplemented to describe the number of shares being offered and the terms of the offering, including the names of the underwriters, the public offering price, and any compensation to underwriters, dealers or agents.

                           The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders also may sell short and redeliver shares of our common stock to close out short positions. They also may enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such persons of shares of our common stock, and the broker-dealer or other financial institution may resell the shares. If necessary, this prospectus will be supplemented or amended to reflect such transactions. The selling shareholders also may pledge shares of our common stock to a broker-dealer or other financial institution, including our affiliates, and upon a default, such broker-dealer or other financial institution may sell the pledged shares. In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

                           If the parties agree, the selling shareholders may from time to time sell their shares of our common stock to us or one of our subsidiaries.

                           We know of no existing arrangements by any selling shareholder relating to distribution of the shares of our common stock covered by this prospectus.

LEGAL MATTERS

                           The validity of the shares of common stock offered hereby have been passed upon for Mellon by Carl Krasik, Associate General Counsel and Secretary for Mellon. Mr. Krasik also is a shareholder of Mellon and holds options to purchase additional shares of common stock of Mellon.

EXPERTS

                           The consolidated financial statements of Mellon incorporated by reference in our 2001 Annual Report on Form 10-K as of December 31, 2001 and for each of the years in the three-year period ended December 31, 2001 have been audited by KPMG LLP, independent certified public accountants, as set forth in their report incorporated in the 10-K and this prospectus by reference. These financial statements are incorporated in this prospectus in reliance upon KPMG LLP’s report and the authority of KPMG LLP as experts in auditing and accounting. To the extent that KPMG LLP audits and reports on financial statements of Mellon issued at future dates and consents to the use of its reports thereon, such financial statements also will be incorporated by reference herein in reliance upon its report and said authority. Any audited financial statements included in subsequently filed documents which have been audited and reported on by a firm other than KPMG LLP will be incorporated herein in reliance upon the reports of such auditing firm which may have audited such financial statements (to the extent covered by a consent filed with the SEC), and upon the authority of said firm as experts in auditing and accounting.

         No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Mellon Financial Corporation since the date of this prospectus or that the information contained herein is correct as of any time subsequent to the date hereof.

4,692,752 SHARES

MELLON FINANCIAL CORPORATION

COMMON STOCK

PROSPECTUS

MARCH __, 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

         Estimated expenses of the Registrant in connection with the distribution of the Registrant’s common stock are as follows:

Securities and Exchange Commission registration fee	$17,226.15

Transfer Agent and Registrar Fees	$5,000.00

Accounting fees and expenses	$4,500.00

Printing	$10,000.00

Legal fees and expenses	$85,000.00

Listing Fees	$0

Other	$3,273.85

Total Expenses	$125,000.00

No expenses are to be borne by the selling shareholders other than fees and expenses of their legal counsel which exceed $15,000.

Item 15. Indemnification Of Directors And Officers

         The Restated Articles of Incorporation, as amended (the “Articles”), of Mellon Financial Corporation provide that, except as prohibited by law, every director and officer of Mellon Financial Corporation shall be entitled as of right to be indemnified by the corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which such person may be involved (subject to certain limitations in the case of actions by such person against the corporation) by reason of such person being or having been a director or officer of the corporation or serving or having served at the request of the corporation as a director, officer, employee, fiduciary or other representative of another entity. The Articles also give to indemnitees the right to have their expenses in defending such actions paid in advance by us, subject to any obligation imposed by law or otherwise to reimburse the corporation in certain events. Mellon Financial Corporation has entered into an indemnity agreement with each director and certain of its officers which provides a contractual right to indemnification against such expense and liabilities (subject to certain limitations and exceptions) and a contractual right to advancement of expenses and contains additional provisions regarding determination of entitlement, defense of claims, rights of contribution and other matters.

         The Pennsylvania Business Corporation Law permits a corporation to indemnify its directors and officers, and to pay their expenses in advance, subject to certain limitations and exceptions. The specific indemnity provisions, which are by their terms not intended to be exclusive, are, in general, not as broad as the provisions of the articles and the indemnity agreement. However, one provision would preclude indemnification in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, and another provision requires that advances of expenses may be made by a corporation only upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

         Mellon Financial Corporation maintains liability insurance policies covering its directors and officers to insure against claims arising out of certain alleged wrongful acts on the part of such directors and officers and against claims arising out of certain alleged breaches of fiduciary duty under the Employee Retirement Income Security Act of 1974 on the part of such directors and officers.

         Article Seventh of Mellon Financial Corporation’s Articles and Article Two of Mellon Financial Corporation’s by-laws, as amended, both adopted by the shareholders of the corporation at their annual meeting on April 20, 1987, further provide that, to the fullest extent that the laws of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. The Pennsylvania Business Corporation Law provides that whenever the by-laws of a corporation by a vote of the shareholders so provide, a director shall not be personally liable for monetary damages as such for any action taken, or failure to take any action, unless (i) the director has breached or failed to perform the duties of his office under the standard of care and justifiable reliance specified in the Pennsylvania Business Corporation Law and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions do not apply to (i) responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for payment of taxes.

Item 16. Exhibits

         The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

Number	Description

4.1	Mellon Financial Corporation’s Restated Articles of Incorporation, as amended and restated as of September 17, 1998 and as amended October 18, 1999

4.2	Mellon Financial Corporation’s By-Laws, as amended, effective October 19, 1999

4.3	Mellon Financial Corporation’s Shareholder Protection Rights Agreement, dated as of October 15, 1996 as amended and restated as of October 19, 1999

5.1	Opinion of Carl Krasik, Esq., as to the legality of the common stock

23.1	Consent of Carl Krasik, Esq. (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney for certain directors

24.2	Power of Attorney for Carol R. Brown

Item 17. Undertakings

         The Registrant hereby undertakes:

         (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4)  That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, as amended, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on March 22, 2002.

MELLON FINANCIAL CORPORATION (Registrant)

By:	/s/ Martin G. McGuinn

Martin G. McGuinn Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 22, 2002:

/s/ Martin G. McGuinn Martin G. McGuinn Director and Principal Executive Officer

/s/ Michael A. Bryson Michael A. Bryson Principal Financial Officer

/s/ Michael K. Hughey Michael K. Hughey Principal Accounting Officer

         BURTON C. BORGELT, Director; CAROL R. BROWN, Director; JARED L. COHON, Director; J.W. CONNOLLY, Director; CHARLES A. CORRY, Director; STEVEN G. ELLIOTT, Director; IRA J. GUMBERG, Director; EDWARD J. MCANIFF, Director; ROBERT MEHRABIAN, Director; SEWARD PROSSER MELLON, Director; MARK A. NORDENBERG, Director; DAVID S. SHAPIRA, Director; WILLIAM E. STRICKLAND, Director; JOAB L. THOMAS, Director; and WESLEY W. VON SCHACK, Director.

By	/s/ Carl Krasik

Carl Krasik Attorney-in-Fact

S-1

EXHIBIT INDEX

Number	Description	Method of Filing

4.1	Mellon Financial Corporation’s Restated Articles of Incorporation, as amended and restated as of September 17, 1998 and as amended October 18, 1999	Previously filed as Exhibit 3.1 to Quarterly Report on Form 10-Q (File No. 1-7410) for the quarter ended September 30, 1999 and incorporated herein by reference

4.2	Mellon Financial Corporation’s By-Laws, as amended, effective October 19, 1999	Previously filed as Exhibit 3.2 to Quarterly Report on Form 10-Q (File No. 1-7410) for the quarter ended September 30, 1999, and incorporated herein by reference

4.3	Mellon Financial Corporation’s Shareholder Protection Rights Agreement, dated as of October 15, 1996, between Mellon Financial Corporation and Mellon Bank, N.A., as Rights Agent, as amended and restated as of October 19, 1999	Previously filed as Exhibit 1 to Form 8-A/A Registration Statement (File No. 1-7410) dated October 19, 1999, and incorporated herein by reference

5.1	Opinion of Carl Krasik, Esq., as to the legality of the common stock	Filed herewith

23.1	Consent of Carl Krasik, Esq. (included in Exhibit 5.1)	Filed herewith

23.2	Consent of KPMG LLP	Filed herewith

24.1	Power of Attorney for certain Directors	Filed herewith

24.2	Power of Attorney for Carol R. Brown	Filed herewith